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                                                                   EXHIBIT 23.02



                            DeGolyer and MacNaughton
                                One Energy Square
                               Dallas, Texas 75206

                                February 22, 2000




Enron Corp.
1400 Smith Street
Houston, Texas  77002

Gentlemen:

         In connection with the Post-Effective Amendment No. 1 to Registration Statement No. 333-70465 on Form S-3 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about February 22, 2000, by Enron Corp., DeGolyer and MacNaughton (the firm) hereby consents to the incorporation in said Registration Statement of the references to the firm and to the opinions delivered to Enron Oil & Gas Company (the Company) regarding the comparison of estimates prepared by the firm with those furnished to it by the Company of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in the firm's letter reports dated January 17, 1997, and January 13, 1998, and January 11, 1999, for estimates, as of December 31, 1996, December 31, 1997, and December 31, 1998, respectively. The opinions are referred to in the section "Oil and Gas Exploration and Production Properties and Reserves - Reserve Information" in Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998, and in Note 18 to the Enron Corp. consolidated financial statements included in Enron Corp.'s Form 10-K for the year ended December 31, 1998. DeGolyer and MacNaughton also consents to the incorporation by reference in the Registration Statement of the firm's letter report, dated January 11, 1999, addressed to the Company, which is included as Exhibit 23.03 to Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998. DeGolyer and MacNaughton also consents to the references to the firm in the section "Experts" in the Prospectus that is a part of the Registration Statement.

                                                  Very truly yours,


                                                   /s/ DeGOLYER AND MacNAUGHTON
                                                  -----------------------------
                                                       DeGOLYER AND MacNAUGHTON